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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 18, 2000
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                       (Date of earliest event reported)

                           Commonwealth Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

         Pennsylvania                    0-27942                 23-2828883
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

2 West Lafayette Street, Norristown, Pennsylvania                       19401
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   (Address of principal executive offices)                           (Zip Code)

                                 (610) 251-1600
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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ITEM 5.  OTHER EVENTS

         On April 18, 2000, Commonwealth Bancorp, Inc.reported earnings per common share of $0.31 on a diluted basis for the first quarter of 2000, compared to earnings of $0.30 per common share for the first quarter of 1999. Net income was $3.4 million for the first quarter of 2000, compared to $4.1 million for the first quarter of 1999. For additional information, reference is made to the Press Release, dated April 18, 2000, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits:

                  99                Press Release dated April 18, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             COMMONWEALTH BANCORP, INC.

Date: April 19, 2000                         By:      /s/Charles M. Johnston
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                                                      Charles M. Johnston
                                                      Chief Financial Officer

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